Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-41887) pertaining to the 1983 Stock Option Plan, 1990 Stock Option Plan and Stock Purchase Plan and Trust of Page America Group, Inc. of our report dated March 12, 1997 with respect to the consolidated financial statements and schedule of Page America Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                              ERNST & YOUNG LLP

Hachensack, New Jersey
March 21, 1997